Exhibit 10.3
Execution Copy
UNREAL® ENGINE 3
LICENSE AGREEMENT
THIS UNREAL® ENGINE 3 LICENSE AGREEMENT (the “Agreement”) is entered into on January 14, 2005 by and between Epic Games, Inc., a Maryland corporation with its principal place of business at 5511 Capital Center Drive, #675, Raleigh, North Carolina 27606 (“Epic”), and Midway Home Entertainment Inc., a Delaware corporation with offices at 10110 Mesa Rim Road, San Diego, California 92121 (“Licensee”) (each a “Party” or, collectively, the “Parties”).
RECITALS
A. Epic is developing a proprietary computer program presently known as the Unreal Engine 3 (which includes, without limitation, the Unreal Editor 3) (the “Unreal Engine 3”).
B. Licensee desires to enter into a nonexclusive, nontransferable license agreement with Epic pursuant to which Licensee will obtain the right to develop, market and sublicense Games using the Unreal Engine 3.
C. Epic and Licensee entered into that certain Master License Agreement dated July 15, 2004 (the “First Master Agreement”), pursuant to which Licensee paid Epic the sum of [     *     ] (the “Initial Payment”).
AGREEMENT
NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and conditions herein contained, Epic and Licensee agree as follows:
1. DEFINITIONS. For the purposes of this Agreement, the terms set forth below shall be defined as follows:
     (a) The term “Affiliates” shall mean entities with [     *     ] or more common ownership or control.
     (b) The term “Bug Fixes” shall mean modifications or additions to the Licensed Technology which are intended to correct errors or other unwanted and unintended conditions that cause the Licensed Technology to fail, malfunction or operate in a manner other than as anticipated, but does not include Enhancements.
     (c) The term “Claim” shall have the meaning as set forth in Section 5(f)(i).
     (d) The term “Confidential Information” shall have the meaning as set forth in Section 8(a).
     (e) The term “Control” shall mean the beneficial ownership of more than [     *     ] of the outstanding voting securities of a company.
     (f) The term “Demo Content” shall mean any textures, models, fonts, sound effects, levels/maps, particle emitters, icons, brushes, static meshes, animated meshes, or other graphics or audio that are provided with the binary versions of the Unreal Engine or, from time to time, with updates to the binary versions of the Unreal Engine. The sole purpose of Demo Content is to demonstrate development

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

techniques using the Unreal Engine. Licensee does not have the right to release or publicly demonstrate any Demo Content in any version of their game without prior permission from Epic. Licensee acknowledges that Demo Content provided by Epic is strictly confidential and covered under the included non-disclosure agreement just as engine source code is.
     (g) The term “Enhancements” shall mean any technology developed by Licensee that is derived from or modifies the Licensed Technology and corrects, enhances or improves the Licensed Technology.
     (h) The term “Epic Indemnitees” shall have the meaning as set forth in Section 5(c)(i).
     (i) The term “Epic Trademarks” shall have the meaning as set forth in Section 6(c).
     (j) The term “Executing Level Pack” shall mean any set of levels, characters, weapons or other game features or items produced to extend the original storyline of the Game that does not require the Game to be installed in order to function.
     (k) The term “Feature Addition” shall have the meaning as set forth in Section 2(d)(i).
     (l) The term “First Master Agreement shall have the meaning as set forth in Recital C.
     (m) The term “Franchise Licensed Product” shall mean any Licensed Product that (i) is marketed using any of the following trademarks, or is a derivative work of any video game marketed using any of the following trademarks: MORTAL KOMBAT, GAUNTLET, SPY HUNTER, THE SUFFERING, AREA 51, RUSH, FEAR & RESPECT, NARC, BLITZ, SLUGFEST, BALLERS, or (ii) simulates the play of football, basketball or baseball.
     (n) The term “Game” shall mean a video game Licensee or its Affiliate commences to develop (or engages a contractor to develop) using the Licensed Technology at any time during the [     *     ] after the date of this Agreement, all adaptations of such game to any video game platform (whether or not developed by Licensee or its Affiliate, and regardless of when developed), all localized versions of such game (whether or not developed by Licensee or its Affiliate, and regardless of when developed), all patches to such game (whether or not developed by Licensee or its Affiliate, and regardless of when developed), and all Executing Level Packs and all Non-Executing Level Packs (whether or not developed by Licensee or its Affiliate, and regardless of when developed). A “Licensed Product” means a version of a Game that contains any portion of the Licensed Technology.
     (o) The term “Infringement Claim” shall have the meaning as set forth in Section 5(c)(i)
     (p) The term “Initial Payment” shall have the meaning as set forth in Recital C.
     (q) The term “Intellectual Property Rights” shall mean any and all tangible and intangible and now known or hereafter existing (i) rights associated with works of authorship throughout the world, including but not limited to copyrights, moral rights, and mask-works; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents, designs, algorithms and other industrial property rights; (v) all other intellectual and proprietary rights (of every kind and nature throughout the world and however designated) (including without limitation logos, character rights, “rental” rights and rights of publicity or personality), whether arising by operation of law, contract, license or otherwise; and (vi) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof (including without limitation rights in any of the foregoing).

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     (r) The term “License Fee Royalty” shall have the meaning as set forth in Section 3(b).
     (s) The term “Licensed Technology” means the proprietary computer software program presently known as the Unreal Engine 3, as such program may exist for use with any and all video game platforms from time to time throughout its development and upon its completion and including all documentation pertaining thereto, all commercially available platform ports, and any improvements, enhancements, updates, fixes and other changes thereto which may, from time to time, at Epic’s sole option, be made available to Licensee or Epic’s licensees of the Licensed Technology generally and which are not marketed by Epic as separate stand-alone programs (collectively, “Upgrades”). Licensed Technology shall not include Third Party Software.
     (t) The term “Licensee Indemnitees” shall have the meaning as set forth in Section 5(d)(i).
     (u) The term “Milestone” means one of the numbered tasks set forth in the table captioned “Milestones” in Exhibit B.
     (v) The term “Net Receipts” means [     *     ]
     (w) The term “Non-Executing Level Pack” shall mean any set of levels, characters, weapons or other game features or items produced to extend the original storyline of the Game that requires the Game to be installed in order to function.
     (x) The term “Person” shall mean a natural person, a corporation, an association, a partnership, a joint venture, a trust, a government or political department, subdivision, or agency, or any other entity.
     (y) The term “Sequel” shall mean a new product with an original storyline based on the Game’s Intellectual Property Rights.
     (z) The term “Software Development Contractors” shall have the meaning as set forth in Section 2(a).

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     (aa) The term “Technology Completion” shall have the meaning as set forth in Section 2(d)(i).
     (bb) The term “Territory” shall refer to the world.
     (cc) The term “Third Party Software” shall refer to such software products of third parties unaffiliated with Epic that Epic has integrated into the Licensed Technology and typically delivers to its licensees of the Licensed Technology, and of which Epic gives Licensee notice in accordance with Section 2(d)(ii).
     (dd) The term “Unreal Engine 3” shall have the meaning as set forth in Recital A.
2. GRANT OF LICENSE; RESTRICTIONS; OBLIGATIONS.
     (a) Epic hereby grants to Licensee, and Licensee hereby accepts from Epic, a nonexclusive, nontransferable (except as set forth in Section 12), [     *     ] license, with the right to sublicense, within the Territory to (i) use and copy the Licensed Technology for the purpose of developing Games; (ii) use and distribute the Licensed Technology (in object code only) as an embedded component of Games; (iii) develop Enhancements for use in Games; and (iv) to utilize the Licensed Technology to manufacture, distribute and sell copies of Games. The foregoing license is a license of all Intellectual Property Rights in the Licensed Technology. Epic acknowledges that Licensee may use contractors in the exercise of its rights under the foregoing license including software development contractors (the “Software Development Contractors”); provided, however, that Licensee may not use the Persons set forth in Exhibit C for any software development pursuant to this Agreement. Exhibit C may be amended by Epic [     *     ] during the term of this Agreement to include the names of additional Persons, provided, however, Exhibit C shall not be deemed amended for purposes hereof until delivered to Licensee and shall not include any Software Development Contractors already in use by Licensee pursuant to this Agreement.
     (b) Nothing contained in this Agreement shall be construed to grant to Licensee the right to sell, disclose, distribute or sublicense the Licensed Technology apart from Games. Licensee acknowledges and agrees that it has no rights or claims of any type to the Licensed Technology except such rights as are created by this Agreement, and Licensee irrevocably waives and releases any claim to title and ownership rights (including trade secret and copyright ownership) in the Licensed Technology.
     (c) Epic hereby reserves all rights not expressly granted to Licensee in this Agreement. Licensee further acknowledges that Epic claims and reserves all rights and benefits afforded under federal copyright law in the Licensed Technology (including the program documentation of the Licensed Technology), as unpublished works. Any copying, modification, or distribution of such copyrighted works not expressly authorized by this Agreement is strictly forbidden.
     (d) Licensed Technology Development and Delivery.
      (i) The parties acknowledge that as of the date of this Agreement the Unreal Engine 3 program is presently being developed by Epic for use on the personal computer, PlayStation 3 and Xenon (a/k/a Xbox 2) video game platforms. “Technology Completion” for each of the PlayStation 3, Xenon and personal computer platforms shall occur when (A) all of the tasks set forth under “Feature Additions” in Exhibit B (each a “Feature Addition”) are completed by Epic for the Licensed Technology on such platform and (B) if there is a platform proprietor for such platform, Epic has obtained the approval of such platform proprietor of the completed Licensed Technology as “middleware” suitable for inclusion in video games submitted for manufacture for

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

such platform; provided, however, that such completion shall be subject to Licensee’s approval (which approval shall not be unreasonably withheld or delayed) for the Licensed Technology on each such respective platform.
      (ii) Epic shall notify Licensee of the product name and licensor name of any Third Party Software promptly after Epic determines that the Third Party Software will be integrated into the Licensed Technology.
      (iii) Within [     *     ] after Licensee so requests from time to time, Epic shall deliver to Licensee the Licensed Technology, as it then exists, in complete source code and object code forms (including all documentation of the Licensed Technology and the use thereof that Epic possesses).
      (iv) Within [     *     ] , Epic shall provide Licensee’s employees or individual contractors (as designated in writing by Licensee from time to time) with access to Epic’s development source code and object code database for the Licensed Technology such that at all such times such individuals may obtain a copy of the Licensed Technology, as it then exists, in complete source code and object code forms (including all documentation of the Licensed Technology and the use thereof that Epic possesses).
     (e) License Restrictions.
      (i) Licensee shall not (A) copy, modify, display or distribute to any person all or any part of the Licensed Technology, except as provided for herein; (B) disassemble, de-compile or reverse engineer the Licensed Technology, or any part thereof, except as permitted herein; (C) use or distribute the Licensed Technology separately from Games in any manner; or (D) license, sub-license, distribute, make available or disclose the Licensed Technology to any third party except as authorized in this Agreement.
      (ii) Licensee agrees not to remove or destroy any copyright notices, trademarks or other proprietary or confidential legends or markings placed upon or contained within the Licensed Technology or on any other materials provided by Epic related to the Licensed Technology. Subject to the approval of any third parties with applicable approval rights (e.g., Sony, Microsoft, Nintendo), Licensee further agrees to place such copyright and trademark notices as are set forth in Exhibit A on the packaging of the Licensed Products, in the legal notice screen of the Licensed Products, and on any other materials on which Licensee uses the Epic Trademarks (as defined below) pursuant to this Agreement and to use the Epic Trademarks in accordance with Exhibit A.
     (f) Licensee’s Obligations and Representations. Licensee agrees, as regards the conduct of that portion of its business that relates to the Licensed Products: (i) to conduct such business in a manner that does not disparage the Licensed Technology and the good name, goodwill and reputation of Epic; (ii) not to make false or misleading representations with regard to Epic or the Licensed Technology; (iii) not to publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material relating to Epic or the Licensed Technology; and (iv) not to make representations, warranties or guarantees to customers, or to the trade, with respect to the specifications, features or capabilities of the Licensed Technology which are inconsistent with the literature distributed by Epic. Licensee agrees to notify Epic of the title of each Game (which may be a working or tentative title) promptly after the development of such Game is commenced.

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3. PAYMENTS; TAXES; RECORDS.
     (a) Development Fee Payment. During each of the [     *     ], at the end of each [     *     ] Licensee shall pay Epic a non-refundable fee set forth for such [     *      ] in Exhibit B; provided, however, that for each [      *      ] :
      (i) if by the end of such [      *      ] , Epic has committed a material breach of any of the provisions of this Agreement and has failed to remedy such breach within [       *       ] of notice of such breach by Licensee, then Licensee shall have the right to withhold the payment of such fee for such [       *       ] until such breach has been remedied by Epic;
      (ii) if the Milestone associated with such [       *       ] (as set forth in Exhibit B) or any Milestone(s) associated with prior [       *       ] (as set forth in Exhibit B) has not then been completed by Epic and approved by Licensee (which approval has not been unreasonably withheld or delayed), then Licensee shall have the right to withhold the payment of such fee for such [       *       ] until such Milestone(s) has (have) been completed by Epic and approved by Licensee; and
      (iii) [     *     ]
     (b) License Fee Royalty Payments. For each copy of a Licensed Product sold by Licensee, its affiliate or its licensee, Licensee shall accrue for Epic’s account a royalty equal to (i) [      *      ] if the Licensed Product is a Franchise Licensed Product, or (ii) [      *      ] if the Licensed Product is not a Franchise Licensed Product (such royalty being the “License Fee Royalty”). Licensee will render a statement of account to Epic of its Net Receipts received in each [       *       ] within [       *       ] , beginning with the [      *       ] during which Licensee receives Net Receipts and continuing for so long as Licensee receives such amounts. The statement will show the number of copies of the Licensed Products sold and the Net Receipts associated therewith, any returns of the Licensed Products (these include, without limitation, defective allowances granted in lieu of returns), reserves, charges, and the royalties payable to Epic, provided that information regarding Licensed Product copies sold by or returned to a licensee of Licensee shall be included in the report generated after the end of the [      *      ] in which Licensee received from that licensee such report of Licensed Product copies sold or distributed and returned for that licensee. The amount of royalties payable to Epic shall be determined by taking the royalty calculated in accordance with the first sentence of this Section 3(b) and deducting credits for price protection (i.e., the difference between the License Fee Royalty paid for a copy and the License Fee Royalty for such copy recalculated after price protection has been granted for such copy) and credits for returns (i.e., the License Fee Royalty paid for a returned copy). Each such statement shall be accompanied by the payment to Epic of the License Fee Royalty for such [       *       ] . The License Fee Royalties paid by Licensee to Epic shall be non-refundable.
     (c) Taxes. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. Epic will pay all taxes and duties, except for those excluded in the preceding sentence, assessed in connection with this Agreement and its performance by

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

any authority within or outside of the U.S., except for taxes payable on Licensee’s net income. To the extent necessary to comply with the laws, rules and regulations of the United States, and any treaties between the United States and any countries outside the United States in the Territory, Epic agrees to pay or Licensee shall be entitled to withhold foreign withholding taxes at the applicable rate set forth in such treaties payable by Epic to such foreign countries; provided, however, that within [      *       ] the date of any payment of such foreign withholding tax withheld by Licensee in respect of any payment herein, Licensee shall furnish to Epic the original or a copy of a receipt evidencing payment thereof in a form acceptable to the government of the foreign country or other relevant local tax authority, certifying the fact that such tax has been duly paid and account to Epic for its pro-rata share of such tax credit, if any. Without limiting the aforesaid, if for any reason Licensee does not withhold such taxes, then Epic agrees to pay said taxes within [       *       ] . Notwithstanding anything to the contrary contained herein, if Epic wishes Licensee to withhold the lowest amount possible of the taxes from the advances and royalties paid for the services rendered by Epic hereunder, Epic may complete the appropriate Internal Revenue Service forms.
     (d) Records. For a period of [       *       ] after the date of each report sent by Licensee pursuant to Section 3(b), Licensee shall keep books and records in reasonable detail to support the calculations set forth in such report and Epic may, at any time during Licensee’s normal business hours (but on not less than [       *       ] written notice, not more than [       *       ] , and not in a manner disruptive of Licensee’s business), use certified public accountants (whether employees of Epic or its affiliates or an accounting firm selected by Epic) to inspect such records and books for the purposes of verifying the calculation of royalty payments under such report. Licensee agrees that substantially all its direct sales data at the invoice level will be available at the audit location. Licensee agrees that it will, at its expense, make all such existing data files on a worldwide basis available at the audit location, and agrees to cooperate with Epic and the auditors to obtain access to other important information and documents. Such inspection shall be at Epic’s expense, to verify information regarding amounts payable to Epic pursuant to this Agreement; provided that Licensee shall reimburse Epic on a prompt basis for the cost of such audit in the event such audit reveals that the amount paid to Epic during the period covered by such audit is less than the amount actually due for such period by an amount greater than [       *       ] of such amount actually due for such period. Licensee shall immediately pay any such unpaid amount actually due.
4. TECHNICAL SUPPORT. Epic shall use commercially reasonable efforts to provide Upgrades, which enhance the performance of the Licensed Technology and technical support via phone, fax and e-mail (private and/or public mailing lists). Epic’s support obligation shall terminate [      *       ] after the initial public release of the last Game. Epic agrees to provide initial training for Licensee’s creative staff (artists, level designers, etc.) on site at Licensee’s or its contractor’s offices at Epic’s expense during the [       *       ] period after the date of this Agreement. Licensee may, at its option, send a reasonable number of programmers/software engineers to Epic’s office at Licensee’s cost and expense for initial programmer training after such [       *       ] period.
5. WARRANTIES; INDEMNITY.
     (a) Epic’s Warranties. Epic represents and warrants that (i) it has the power and authority to enter into this Agreement and to fully perform its respective obligations hereunder; (ii) this Agreement has been executed by its duly authorized representative; (iii) it is under no contractual or other legal obligation which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement; (iv) it has the right to grant the licenses set forth in this Agreement; and (v) the Licensed Technology, to the best of Epic’s knowledge, does not, and shall not, contain any programming devices (e.g., viruses, key locks, back doors, etc.) which would (A) disrupt the use thereof or any software or system with which the Licensed Technology is used; (B) destroy or

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

damage data or make data inaccessible or delayed, except for routines necessary to the ordinary functioning of the Licensed Technology; or (C) allow Epic or its subcontractors to access Licensed Products distributed under this Agreement in a manner which is different from access by an ordinary user or player. Epic will indemnify and defend Licensee, its affiliates, and their officers, directors, employees, agents, customers, and sub-licensees from, and hold them harmless from, any loss, damage, liability, and expense (including reasonable attorneys’ fees) suffered or incurred by any of them arising out of any demand, claim, or legal proceeding containing allegations that, if true, would constitute a breach by Epic of its representations and warranties in this Section 5(a).
     (b) Warranty Limitations. Epic’s warranties do not include any warranty (i) that the functions performed by the Licensed Technology will meet Licensee’s requirements; nor (ii) that the operation of the Licensed Technology will be bug free or error free in all circumstances; nor (iii) that any defects in the Licensed Technology can or will be corrected. Epic’s warranties shall not apply to the extent the Licensed Technology has been modified without Epic’s written consent.
     (c) Special Warranty as to Non-infringement. Epic represents and warrants that (i) the Licensed Technology is original; (ii) the Licensed Technology and Epic Trademarks shall not infringe any Intellectual Property Rights of any third party; and (iii) Licensee’s and its affiliates and sublicensees’ exercise of the license rights granted by Epic pursuant to this Agreement will not infringe, misappropriate or otherwise violate any valid and subsisting Intellectual Property Rights owned by persons other than Licensee.
      (i) Covenant to Defend. Epic, at its own expense and subject to the terms and conditions of this Section 5(c), will defend claims brought against Licensee or its affiliates or their officers, directors, employees, agents, customers or sublicensees (the “Epic Indemnitees”) by third parties that any of the following activities constitutes infringement, misappropriation or violation of an Intellectual Property Right under the laws of the United States, Canada, any country of the European Union or Japan (an “Infringement Claim”): the exercise of the rights and licenses granted under this Agreement, EXCEPT to the extent such claim is based upon or arises out of: (A) any alteration or modification of the Licensed Technology created by any person other than Epic; (B) the operation of or use of the Licensed Technology in combination with any other software or device; (C) any failure by Licensee, or others acting under Licensee’s authority or control, to comply with Licensee’s obligations under this Agreement; or (D) any descriptions of customizations to the Licensed Technology that Licensee requests Epic to perform (as opposed, for example, to the manner in which Epic chooses to implement such customizations).
      (ii) Epic Defense. Licensee shall advise Epic promptly of the existence of an Infringement Claim, upon learning of the assertion of the claim against Licensee (whether or not litigation or other proceeding has been filed or served); and Licensee shall permit Epic to have the sole right to control the defense and settlement of all such claims, in litigation or otherwise, so long as no such settlement adversely affects Licensee’s, its affiliates or its licensee’s ability to exercise the license rights under this Agreement without Licensee’s prior consent or admits to any wrong doing by the Epic Indemnitees. No such settlement shall be binding unless approved in advance by Licensee; such approval shall not be unreasonably withheld. No delay on the part of Licensee in notifying Epic will relieve Epic from any obligation hereunder unless (and then solely to the extent) Epic is actually prejudiced as a result of thereof. Licensee will have the right to participate in the defense of the claim with separate counsel of its own choice at its own expense.
      (iii) Infringement Injunctions Obtained by Third Parties. If an Infringement Claim of which Epic was notified in accordance with this Section 5(c) is sustained in a final judgment from which no further appeal is taken or possible, and such final judgment includes an injunction prohibiting Licensee from continued use of the Licensed Technology or portions thereof, then Epic shall, by its sole election and at its expense, either: (A) procure the right to continue to use the Licensed Technology pursuant to this Agreement or (B) replace or modify the Licensed Technology to make it noninfringing.
      (iv) Epic’s Responsibility for Infringement Monetary Awards. If an Infringement Claim, of which Epic was notified in accordance with this Section 5(c), is sustained in a final judgment from which no further appeal is taken or possible, then Epic will pay or otherwise satisfy any monetary award entered against any Epic Indemnitee as part of such final judgment, to the extent that such award is adjudged in such final judgment to arise from such Infringement Claim.
     (d) Disclaimer Of All Other Warranties And Representations. EXCEPT AS EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT, THE EXPRESS WARRANTIES AND EXPRESS REPRESENTATIONS SET FORTH IN THIS SECTION 5 ARE IN LIEU OF, AND EPIC DISCLAIMS, ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE UNREAL ENGINE OR ANY PART THEREOF OR THIRD PARTY SOFTWARE OR ANY PART THEREOF OR IN CONNECTION WITH THE TECHNICAL SUPPORT PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT EPIC KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. LICENSEE ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT.
     (e) Licensee’s Warranties and Indemnity. Licensee represents and warrants (i) that it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder, (ii) that this Agreement has been executed by its duly authorized representative; and (iii) that it is under no contractual or other legal obligation which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement. Licensee will indemnify and defend Epic, its parent and affiliates, and their officers, directors, employees, agents, customers, and sub-licensees from, and hold them harmless from, any loss, damage, liability, and expense (including reasonable attorneys’ fees) suffered or incurred by any of them arising out of any demand, claim, or legal proceeding containing allegations that, if true, would constitute a breach by Licensee of its representations and warranties in this Section 5(e).
     (f) Licensee’s Additional Indemnity.
      (i) Limited Covenant to Defend. Licensee, at its own expense and subject to the terms and conditions of this Section 5(f), will defend claims brought against Epic or its affiliates or their officers, directors, employees, or agents (the “Licensee Indemnitees”) by third parties (other than affiliates of Epic) for product liability relating to the Licensed Products or the packaging thereof or other copies of the Licensed Products sold by Licensee, its affiliates or its sublicensees or asserting that the marketing, advertising or promotion of the Licensed Products by Licensee, its affiliates or its sublicensees violated any law (a “Claim”) EXCEPT to the extent such claim is based upon any materials or information supplied by Epic.

      (ii) Defense. Epic shall advise Licensee promptly of the existence of a Claim, upon learning of the assertion of the Claim against Epic (whether or not litigation or other proceeding has been filed or served); and Epic shall permit Licensee to have the sole right to control the defense and/or settlement of all such claims, in litigation or otherwise, so long as no such settlement admits to any wrong doing by the Licensee Indemnitees. No such settlement shall be binding unless approved in advance by Epic; such approval shall not be unreasonably withheld. No delay on the part of Epic in notifying Licensee will relieve Licensee from any obligation hereunder unless (and then solely to the extent) Licensee is actually prejudiced as a result of thereof. Epic will have the right to participate in the defense of the claim with separate counsel of its own choice at its own expense; provided that Licensee will be liable for the fees and expenses of counsel employed by Epic (i) for any period during which Licensee has failed to assume the proper defense of the claim or (ii) if the parties reasonably agree that a conflict of interest exists in respect of such claim, so as to require separate counsel for the parties.
      (iii) Licensee’s Responsibility for Monetary Awards. If a Claim of which Licensee was notified in accordance with this Section 5(f), is sustained in a final judgment from which no further appeal is taken or possible, then Licensee will pay or otherwise satisfy any monetary award entered against any Licensee Indemnitee as part of such final judgment to the extent that such award is adjudged in such final judgment to arise from such Claim.
6. INTELLECTUAL PROPERTY RIGHTS.
     (a) Epic shall retain all right, title, and interest in, and shall be the owner of all Intellectual Property Rights in and to, the Licensed Technology. Epic shall have no interest whatsoever in any Intellectual Property Rights in and to Games, apart from the Licensed Technology. Except as expressly licensed to Licensee herein, Epic retains all right, title and interest in and to the Licensed Technology, as modified from time to time by Epic, and to any translations, modifications, corrections, additions, extensions, upgrades, improvements, adaptations or abridgments to the Licensed Technology created by or for Epic. Licensee agrees to execute any reasonable and necessary documents to effectuate the terms of this paragraph, provided that they shall be prepared at Epic’s expense. Epic acknowledges that Licensee may retain an ownership interest in and to any Enhancements, apart from the Licensed Technology. Licensee will not obtain any ownership rights in the Licensed Technology as a result of its responsibilities hereunder.
     (b) Licensee acknowledges and agrees that the Licensed Technology and all copies thereof constitute or contain valuable trade secrets or proprietary and Confidential Information (as defined below) of Epic or its licensors; that title thereto is and shall remain with Epic or its licensors; and that all applicable copyright, trademark, patent and other intellectual property rights in the Licensed Technology are and shall remain the property of the Epic or its licensors, as such rights may exist.
     (c) Licensee acknowledges that Epic is the sole and exclusive owner of the trademarks and service marks specified in Exhibit A (“Epic Trademarks”). Licensee agrees to use the Epic Trademarks only in the form and manner set forth in Exhibit A. All use of the Epic Trademarks shall inure to the benefit of Epic.
     (d) During the term of this Agreement, Licensee is authorized by Epic (which authorization shall be considered a licensed right hereunder) to use the Epic Trademarks in connection with Licensee’s sub-licensing, marketing, advertisement and promotion of the Licensed Technology as part of the Licensed Products. Licensee’s use of any such trademarks shall be in accordance with Exhibit A.

Nothing contained in this Agreement shall give Licensee any interest in such trademarks. Licensee agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything which may adversely affect the validity or enforceability of any Epic Trademarks. Licensee will not register, seek to register, or cause to be registered any of Epic Trademarks without Epic’s prior written consent. Licensee will not register, seek to register, obtain any ownership in, or otherwise utilize any website, domain name, URL, Internet presence or other electronic communications portal designation which contains, incorporates, or consists of any of Epic Trademarks without Epic’s prior written consent. Licensee agrees not to attach any additional trademarks to any Licensed Technology separate from the Game. Licensee further agrees not to affix any Epic Trademark to products other than the Licensed Technology without Epic’s prior written consent. In the event that Licensee registers any of Epic Trademarks or registers, attempts to register, obtains any ownership in, or otherwise utilizes any website, domain name, URL, Internet presence or other electronic communications portal in violation of this Section 6, in addition to any rights Epic may have, Licensee hereby acknowledges and agrees that any such trademark registration or website, domain name, URL, Internet presence or other electronic communications portal designation shall be deemed to be property of Epic.
     (e) Each of the parties agrees to execute any documents reasonably requested by the other party in order to effect any of the foregoing provisions.
     (f) Licensee agrees that (i) any information it, its employees, assignees, sublicensees, or representatives post to Epic’s different support outlets for the Licensed Technology, including but not limited to, Unreal Developers Network and the Unreal Engine related mailing lists, or (ii) any Bug Fixes to the Licensed Technology it, its employees, assignees, sublicensees, or representatives provide to Epic, shall not be considered Confidential Information of Licensee under Section 8 of this Agreement and Licensee gives Epic a non-exclusive, worldwide, perpetual, royalty-free license to any rights Licensee may have in such information.
7. LIMITATION OF LIABILITY. EXCEPT FOR EACH PARTY’S RESPECTIVE LIABILITY UNDER SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, OR THE BREACH OF ANY OF ITS PROVISIONS, WHETHER FOR BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), AND IRRESPECTIVE OF WHETHER THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE OR ANY REMEDY SPECIFIED IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EPIC’S LIABILITY ARISING UNDER THIS AGREEMENT EXCEED [      *      ].
8. CONFIDENTIALITY: NONDISCLOSURE.
     (a) Protection of Confidential Information. Each party acknowledges that, during the Term of this Agreement, it will have access to proprietary or confidential information disclosed in the course of performance of this Agreement (“Confidential Information”) of the other party, including, but not limited to the financial terms of this Agreement. Each party will use its best efforts to protect the Confidential Information of the other party in the same manner in which it protects its own Confidential Information, (but in no event less than reasonable care), and will not use or disclose such Confidential Information, except as may be specifically permitted hereunder or in the course of exercising its rights

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

hereunder. The Parties acknowledges that the Licensed Technology and the terms and conditions of this Agreement are included in the definition of Confidential Information.
     (b) Exceptions to Confidential Treatment. The obligations of confidentiality and non-use specified above will not apply to any Confidential Information of one party which:
      (i) was known by the other party prior to the date of this Agreement and not obtained or derived, directly or indirectly, from such party or its affiliates, or if so obtained or derived, was lawfully obtained or derived and is not held subject to any confidentiality or non-use obligations;
      (ii) is or becomes public or available to the general public or the computer software industry otherwise than through any act or default of the other party;
      (iii) is obtained or derived prior or subsequent to the date of this Agreement from a third party which, to the best knowledge of the party acquiring such information, is lawfully in possession of such information and does not hold such information subject to any confidentiality or non-use obligations;
      (iv) is independently developed by such party without use of the other party’s Confidential Information; or
      (v) is required to be disclosed by one of the parties pursuant to applicable law or under a government or court order; provided, however, that (A) the obligations of confidentiality and non-use will continue to the fullest extent not in conflict with such law or order and (B) if and when a party is required to disclose such Confidential Information pursuant to any such law or order, such party will use commercially reasonable efforts to obtain a protective order or take such other actions as will prevent or limit, to the fullest extent possible, public access to, or disclosure of, such Confidential Information.
     (c) Contractors. Licensee will promptly notify Epic of the name and address of each of its Software Development Contractors to whom Licensee discloses Epic’s Confidential Information and the title of the Game (which may be a working or tentative title) on which such Software Development Contractor is providing services to Licensee. Epic and Licensee will both ensure that each of its independent contractors that are to receive the other party’s Confidential Information will execute a non-disclosure agreement that is at least as protective of such Confidential Information as Section 8 of this Agreement, prior to receiving such Confidential Information. In addition for Software Development Contractors, such agreement shall provide that Epic is a third party beneficiary of Licensee’s agreement with such contractor as it pertains to Epic’s Confidential Information and shall include a provision that in substance states that notwithstanding anything to the contrary contained in such agreement, such Software Development Contractor agrees that all terms and provisions of such agreement shall be enforceable by Epic as a third party beneficiary directly against such Software Development Contractor solely in relation to such contractor’s uses of the Licensed Technology.

9. TERM. The term of this Agreement shall commence upon the date it is executed by both parties and continue [       *       ] unless terminated by Licensee pursuant to Section 10(c) or by Epic pursuant to Section 10(e) or 10(g). The termination of any of either party’s obligations or rights under this Agreement shall have no effect on Sections 5 or 8, which shall continue in perpetuity unaffected.
10. REMEDIES.
     (a) No Termination by Epic. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 10(d), 10(e) AND 10(f), EPIC AGREES THAT ITS SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OR DEFAULT OF THIS AGREEMENT BY LICENSEE SHALL BE THE RECOVERY OF MONETARY DAMAGES. EPIC EXPRESSLY WAIVES AND AGREES NOT TO PURSUE, ANY INJUNCTIVE OR OTHER EQUITABLE RELIEF IN CONNECTION WITH THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, BY WAY OF ANY STATUTORY REMEDY OR COMMON LAW REMEDY FOR COPYRIGHT, TRADEMARK, RIGHT OF PUBLICITY OR OTHER INFRINGEMENT) EXCEPT AS NECESSARY TO ENFORCE SECTION 10(d) AND AS EXPRESSLY PROVIDED THEREIN AND EXCEPT AS EXPRESSLY PROVIDED IN SECTION 10(f), AND ACKNOWLEDGES AND AGREES THAT THE LICENSE GRANTED UNDER THIS AGREEMENT MAY NOT BE TERMINATED BY EPIC UNDER ANY CIRCUMSTANCES EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 10(e) AND 10(g). [      *      ].
     (b) Change of Control of Epic. In the event that:
      (i) Epic assigns or transfers to any Person majority ownership interest in the Licensed Technology or assigns or transfers to any Person any of its rights or obligations under this Agreement;
      (ii) any Person (considered collectively with its Affiliates), other than the natural persons who are shareholders of Epic as of the date of this Agreement and their family members, acquires Control of Epic, whether directly or indirectly; or
      (iii) if Epic merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into Epic, provided, however, this shall not include a merger whereby the Persons who Control the surviving entity are the same Persons, or a subset of the Persons, who had Control of Epic immediately prior to such merger;
      and, either
      (x) such Person or any of its Affiliates (whether such affiliation existed at the time of such event or thereafter) is (at the time of such event or at any time thereafter) in the entertainment business (including, without limitation, the entertainment software development or publishing, motion picture production or distribution, television production, broadcasting (whether network, cable or otherwise), Internet or set-top-box content production or delivery, or cable or satellite service businesses) or controls (at the time of such event or at any time thereafter) [       *       ] or more of the voting securities of a company in the entertainment business; or

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

      (y) subsequent to such event, Epic commits a material breach of any of the provisions of this Agreement and shall fail to remedy such breach within [       *       ] of notice of such breach by Licensee, or Epic fails to complete and obtain Licensee’s approval (not to be unreasonable withheld or delayed) of any of the Milestones or Feature Additions by [       *       ] after the due date set forth for such Milestone or Feature Addition in Exhibit B;
then Licensee shall have the right to give Epic a notice that it wishes to “buy out” the Licensed Technology, in which case, (A) Licensee shall pay Epic, at the time of giving such notice, the payments not yet made under Section 3(a) and (B) upon Epic’s receipt of such notice and receipt of payment, the following provisions of this Agreement shall terminate: Sections 2(e)(ii), 2(d), 2(f)., 3(a), 3(b), 3(c), 4, 6(c), 6(d), 6(f), 10(d), 10(e) and 10(g)
     (c) Delayed Development. In the event that prior to Technology Completion for all platforms:
      (i) Epic shall commit a material breach of any of the provisions of this Agreement and shall fail to remedy such breach within [     *     ] of notice of such breach by Licensee;
      (ii) Epic or any third party owning an equity interest of more than [     *     ] of Epic shall petition for reorganization, readjustment or rearrangement of its business or affairs under any laws or governmental regulations relating to bankruptcy or insolvency, or is adjudicated bankrupt, or if Epic or such third party makes or attempts an assignment for the benefit of creditors, or is unable to meet its or their obligations in the normal course of business as they fall due; or
      (iii) Epic fails to complete and obtain Licensee’s approval (not to be unreasonable withheld or delayed) of any of the Milestones by [     *     ] after the due date set forth for such Milestone in Exhibit B;
then Licensee shall have the right to terminate this Agreement by giving Epic written notice, in which case:
     (A) the First Master Agreement shall, simultaneous with such termination, be reinstated and in full force and effect, with each Game then under development being considered a “Game” for which Licensee has obtained a license to the Unreal Engine 3 for all platforms under the First Master Agreement pursuant to Section I.3 of the First Master Agreement;
     (B) all amounts paid by Licensee under this Agreement shall be credited against any amounts then or thereafter owed by Licensee to Epic under the First Master Agreement;
     (C) except where Licensee is acting to the contrary in accordance with its rights under the First Master Agreement, (w) except for the purpose of filling any orders outstanding as of the date of termination, all rights under the license granted to Licensee under Section 2(a) herein shall immediately cease and terminate and Licensee, at Licensee’s expense, shall immediately return to Epic or destroy all copies of the Licensed Technology, or portions thereof, in its possession (except as provided in (x)); (x) except for copies necessary for providing maintenance support and archiving, Licensee shall immediately purge, or cause to be purged, all copies of the Licensed Technology or any portion thereof (whether modified or not) in its possession, including from any computer storage device or medium on which Licensee has placed the Licensed Technology; (y) Licensee shall give Epic a written certification that it has complied with all of its obligations under this subsection; and (z) Licensee shall forthwith cease all display, advertising and use of all of the Epic Trademarks under this Agreement; and

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     (D) except as expressly provided in this Section 10(c), neither Epic nor Licensee shall be liable to the other because of such termination, for any compensation, damages, reimbursements, loss of prospective or anticipated profits based upon any expenditure, investments of capital, leases, licenses or commitments made by either Epic or Licensee for any reason whatsoever. Licensee has no expectation that its business relationship with Epic will continue beyond its termination as herein provided, or that Licensee shall obtain any anticipated amount of profits by virtue of this Agreement.
     (d) Suspension of Licensee’s Rights. If for any Licensed Product, (i) Licensee fails to provide to Epic the statement required by Section 3(b) at the time required by Section 3(b), or to pay the License Fee Royalty at the time required by Section 3(b), and (ii) Licensee does not deliver such statement or make such payment (as the case may be) within [       *       ] after Licensee receives notice from Epic of such failure, then Epic shall have the right to give Licensee notice that Epic is suspending Licensee’s rights under this Agreement to distribute and sell the Game of which such Licensed Product is a version, in which case, upon Licensee’s receipt of such notice Licensee shall immediately cease and desist from further distribution or sale of copies of all Licensed Products that are versions of such Game, and Licensee may only recommence such distribution and sale once it has delivered such statement or made such payment (as the case may be). Under no circumstances shall this Section 10(d) affect any of Licensee’s rights with respect to any Game other than such Game, and Epic agrees that any injunctive or equitable relief sought by Epic in the enforcement of this Section 10(d) shall be limited to enjoining the specific acts of Licensee prohibited by this Section 10(d).
     (e) Change of Control of Licensee. In the event that:
      (i) any Person (considered collectively with its Affiliates), other than Midway Games Inc. and its Affiliates and the Persons who are shareholders of Midway Games Inc. as of the date of this Agreement and their Affiliates, acquires Control of Licensee, whether directly or indirectly; or
      (ii) if Licensee merges with or into another Person other than an Affiliate or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person other than an Affiliate, or any Person other than an Affiliate merges with or into Licensee;
and, subsequent to such event, Licensee commits a material breach of any of the provisions of this Agreement and fails to remedy such breach within [       *       ] after written notice of such breach is given by Epic to Licensee, then Epic shall have the right to terminate this Agreement by giving Licensee written notice, in which case:
     (A) the First Master Agreement shall, simultaneous with such termination, be reinstated and in full force and effect, with each Game then under development being considered a “Game” for which Licensee has obtained a license to the Unreal Engine 3 for all platforms under the First Master Agreement pursuant to Section I.3 of the First Master Agreement;
     (B) all amounts paid by Licensee under this Agreement shall be credited against any amounts then or thereafter owed by Licensee to Epic under the First Master Agreement;
     (C) except where Licensee is acting to the contrary in accordance with its rights under the First Master Agreement, (w) except for the purpose of filling any orders outstanding as of the date of termination, all rights under the license granted to Licensee under Section 2(a) herein shall immediately cease and terminate and Licensee, at Licensee’s expense, shall immediately return to Epic or destroy all copies of the Licensed Technology, or portions thereof, in its possession (except as provided in (x));

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(x) except for copies necessary for providing maintenance support and archiving, Licensee shall immediately purge, or cause to be purged, all copies of the Licensed Technology or any portion thereof (whether modified or not) in its possession, including from any computer storage device or medium on which Licensee has placed the Licensed Technology; (y) Licensee shall give Epic a written certification that it has complied with all of its obligations under this subsection; and (z) Licensee shall forthwith cease all display, advertising and use of all of the Epic Trademarks under this Agreement; and
     (D) except as expressly provided in this Section 10(e), neither Epic nor Licensee shall be liable to the other because of such termination, for any compensation, damages, reimbursements, loss of prospective or anticipated profits based upon any expenditure, investments of capital, leases, licenses or commitments made by either Epic or Licensee for any reason whatsoever. Licensee has no expectation that its business relationship with Epic will continue beyond its termination as herein provided, or that Licensee shall obtain any anticipated amount of profits by virtue of this Agreement.
     (f) Injunctive Relief for Epic. If, in breach of this Agreement, Licensee (whether acting through its employees or its software development contractor) discloses the source code of the Licensed Technology to (i) the public or (ii) an entity that is not an Affiliate of Licensee but that is a video game publisher or video game developer, and Licensee fails to remedy such breach within [       *      ] after written notice of such breach is given by Epic to Licensee, then Epic shall have the right to seek injunctive or other equitable relief as a remedy for such breach. If, as described in Section 5(c)(iii), an Infringement Claim of which Epic was notified in accordance with Section 5(c) is sustained in a final judgment from which no further appeal is taken or possible, and such final judgment includes an injunction prohibiting Licensee from continued use of the Licensed Technology or portions thereof, and Epic replaces or modifies the Licensed Technology to make it noninfringing, but Licensee after receipt of such replacement or modification to the Licensed Technology violates such injunction despite that use of such replacement or modification would have avoided such violation, then (i) Epic shall have the right to seek injunctive or other equitable relief to prevent Licensee from further violation of such injunction and (ii) notwithstanding anything to the contrary in Section 5(c)(iv) Epic shall not be required to satisfy any monetary award against an Epic Indemnitee that arises from such violation.
     (g) Licensee’s Bankruptcy. Epic shall have the immediate right to terminate this Agreement by giving Licensee written notice if Licensee or any third party owning an equity interest of more than [       *       ] of Licensee shall petition for reorganization, readjustment or rearrangement of its business or affairs under any laws or governmental regulations relating to bankruptcy or insolvency, or is adjudicated bankrupt, or if Licensee or such third party makes or attempts an assignment for the benefit of creditors, or is unable to meet its or their obligations in the normal course of business as they fall due. If Epic terminates this Agreement pursuant to this Section 10(g), (i) except for the purpose of filling any orders outstanding as of the date of termination, all rights under the license granted to Licensee under Section 2(a) herein shall immediately cease and terminate and Licensee, at Licensee’s expense, shall immediately return to Epic or destroy all copies of the Licensed Technology, or portions thereof, in its possession (except as provided in (ii)); (ii) except for copies necessary for providing maintenance support and archiving, Licensee shall immediately purge, or cause to be purged, all copies of the Licensed Technology or any portion thereof (whether modified or not) in its possession, including from any computer storage device or medium on which Licensee has placed the Licensed Technology; (iii) Licensee shall give Epic a written certification that it has complied with all of its obligations under this subsection; and (iv) Licensee shall forthwith cease all display, advertising and use of all of the Epic Trademarks under this Agreement. In the event this Agreement is terminated by Epic pursuant to this Section 10(g), neither Epic nor Licensee shall be liable to the other because of such termination, for any compensation, damages, reimbursements, loss of prospective or anticipated profits based upon any expenditure, investments of capital, leases, licenses or commitments made by either Epic or Licensee for any reason whatsoever. Licensee has no expectation that its business relationship with Epic will continue

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

beyond its termination as herein provided, or that Licensee shall obtain any anticipated amount of profits by virtue of this Agreement.
11. COMPLIANCE WITH LAW. In connection with its obligations hereunder, each of Epic and Licensee agrees to comply with all laws, rules, regulations, orders, decrees, judgments and other governmental acts of the United States of America, and of the Territory in which the Licensed Technology may be licensed, and their political subdivisions, agencies and instrumentalities, that may be applicable to it, its activities hereunder, or to the Licensed Technology. Epic and Licensee agree to take all such further acts and execute all such further documents as the other party reasonably may request to assist either party in complying with the laws, rules and regulations of the United States of America, the Territory and other countries applicable to either party’s business and its activities hereunder.
12. GENERAL PROVISIONS.
     (a) Assignment. This Agreement may not be assigned or sublicensed by either party in whole or in part (by contract, operation of law or otherwise) (except as to sublicensing expressly permitted under this Agreement), except that it may be assigned by either party, without the requirement to consult the other party, to an Affiliate or in connection with any merger, acquisition or reorganization involving substantially all of its assets or capital stock.
     (b) Force Majeure. A party shall not be liable for non-performance or delay in performance (other than of obligations regarding payment of money or under Section 8) caused by any event reasonably beyond the control of such party including, but not limited to, wars, hostilities, revolutions, acts of terrorism, riots, civil commotion, national emergency, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any Act of God.
     (c) Amendment. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.
     (d) Notices. Any notice or other communication required or permitted hereunder shall be in writing, shall be deemed to have been given or made and shall be deemed sufficient in all respects when delivered personally or when placed in the mail, air mail postage prepaid, or sent by international courier, addressed to the respective party’s address as set forth in this Agreement, provided that a copy of any such notice or communication to Licensee must also be sent to: Midway Games Inc., 2704 W. Roscoe Street, Chicago, Illinois 60618, Attn: General Counsel. A party may change its address for service to another address provided that it gives not less than twenty-eight (28) days prior notice in writing to the other party. Until the end of the notice period, service on the former address shall remain effective.
     (e) Independent Contractors. The parties hereto are independent contractors and shall have no power, nor will either of the parties represent that either has any power, to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf of the other party or in the other party’s name.
     (f) Governing Law. The validity, construction and performance of this Agreement, and the legal relations among the parties to this Agreement shall be governed in all respects by the laws of the State of North Carolina exclusively; as such laws apply to contacts between North Carolina residents performed entirely within North Carolina. Either the federal court in the Eastern District of North Carolina or in state court in Wake County, North Carolina shall have exclusive jurisdiction over any claim, dispute or difference which may arise out of, or in connection with, this agreement (including, without limitation, claims for set-off or counterclaim) and the legal relationship established by this

Agreement and each party irrevocably submits to venue of any such court in any such action or proceeding.
     (g) Governing Language. The original of this Agreement has been written in English. Licensee waives any right it may have under the law of Licensee’s country to have this Agreement either written in the language of Licensee’s country, or in the language of any country in the Territory.
     (h) Entire Agreement. This Agreement, including the Exhibits hereto that are incorporated herein by reference, represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and agreements, whether oral or written, with respect to the same subject matter. In addition, this Agreement replaces and supersedes the First Master Agreement
     (i) Severability. It any provision of this Agreement is unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.
     (j) Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns and legal representatives.
     (k) Headings. Section headings are included solely for convenience, are not to be considered a part of this Agreement and are not intended to be full and accurate descriptions of the contents thereof.
     (l) Coming Into Force. The terms of this Agreement and the relationship created thereby shall come into existence upon execution of the Agreement by representative of both Parties.
     (m) Costs of Litigation. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled to reimbursement for its costs and expenses (including court costs and reasonable fees for attorneys and expert witnesses) incurred with respect to bringing and maintaining any such action. The term “prevailing party” for the purposes of this section shall include a defendant who has by order of a court of competent jurisdiction successfully defended against any claim asserted against it.
[Signature Page Follows this Page]

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the day and year first above written.

MIDWAY HOME ENTERTAINMENT INC.		EPIC GAMES, INC.

By:	/s/ Matt Booty	By:	/s/ Tim Sweeney

Name:	Matt Booty	Name:	Tim Sweeney

Title:	Senior VP Product Development	Title:	CEO

SIGNATURE PAGE TO UNREAL® ENGINE 3 MASTER LICENSE AGREEMENT

EXHIBIT A
To the UNREAL ENGINE 3 Master License Agreement entered into January 14, 2005 by and between Epic Games, Inc. (“Epic”), and Midway Home Entertainment Inc. (“Licensee”).

REQUIRED NOTICE:	TRADEMARK	“Unreal® is a registered trademark of Epic Games, Inc.”

REQUIRED	COPYRIGHT	“Unreal® Engine, Copyright 1998 — 200x, Epic Games, Inc. All rights reserved.”
NOTICE:		200x = year of publication of the Game

REQUIRED PLACEMENT:	LOGO	Subject to the approval of any third party with applicable approval rights:
Licensee agrees to display Epic’s “Powered by Unreal Engine” logo on the physical packaging of the Game. Licensee also agrees to display the “Powered by Unreal Engine” logo within the opening sequence or splash screen of the Game. Licensee agrees that any display of the “Powered by Unreal Engine” logo will comply with “Powered by Unreal Engine” logo usage guidelines and logo image files that can normally be found at https://udn.epicgames.com/bin/view/Two/EpicTrademarksLo gos or by searching UDN or contacting udn@epicgames.com for direct assistance.
Payment Terms. All amounts due or payable to either party under this Agreement shall be remitted without issuance of an invoice. Interest shall accrue on all amounts not paid at a rate, calculated upon the unpaid balance, of the lesser of: (i) [       *       ] per [       *       ] ; or (ii) the highest rate allowed by law. All payments made by Licensee to Epic under this Agreement will be sent by wire transfer to the account of Epic’s choosing as indicated below which account may be changed from time to time on not less than [       *       ] written notice from Epic to Licensee. [       *       ]. All payments made hereunder shall be payable in United States Dollars.

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B
To the UNREAL ENGINE 3 Master License Agreement entered into January 14, 2005 by and between Epic Games, Inc. (“Epic”), and Midway Home Entertainment Inc. (“Licensee”).
I. Fee Per [       *       ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]
II. Milestones.

No.	Milestone	Associated	Due Date
	Description	[ * ]

1	[ * ]	[ * ]	[ * ]

2	[ * ]	[ * ]	[ * ]

3	[ * ]	[ * ]	[ * ]

4	[ * ]	[ * ]	[ * ]

5	[ * ]	[ * ]	[ * ]

6	[ * ]	[ * ]	[ * ]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Licensee shall reasonably consider requests by Epic to shuffle the descriptions of the Milestones numbered 1, 2 and 3 among such Milestones. Licensee shall reasonably consider requests by Epic to alter the due dates for the Milestones.
III. Feature Additions.
[       *       ] :
The Unreal Engine 3 will have the following [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will be updated to include [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will support [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will include [       *       ]
Due date: [       *       ]
[       *       ]:
The Unreal Engine 3 will include support for [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will include [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will include [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will include support [       *       ]
Due date: [       *       ]
[       *       ] Features:

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The Unreal Engine 3 (including its editor) will be enhanced to [       *       ]
Due date: [       *       ] (Xenon); [       *       ] (PlayStation 3)
[       *       ] :
The Unreal Engine 3 will be updated to allow for [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 (including its editor) will include [       *       ]
Due date: [       *       ] (personal computer and Xenon); [       *       ] (PlayStation 3)
[       *       ] :
The Unreal Engine 3 team will investigate, and where appropriate, implement, [       *      ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 team will [       *       ]
Due date: [       *       ]
[       *       ] :
The Unreal Engine 3 will include [       *       ]
Due date: [       *       ] after a formal request by Licensee
[       *       ] :
The Unreal Engine 3 team will provide support to [       *       ]
Due date: continuous until [       *       ]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C
To the UNREAL ENGINE 3 Master License Agreement entered into January 14, 2005 by and between Epic Games, Inc. (“Epic”), and Midway Home Entertainment Inc. (“Licensee”).
List of Unauthorized Software Development Contractors
•	[ * ] or its Affiliates.

•	[ * ] or its Affiliates

•	[ * ] or its Affiliates

•	[ * ] or its Affiliates

•	[ * ] its Affiliates

•	[ * ] (or any company who employs him)

•	[ * ] or its Affiliates

•	[ * ] or its Affiliates

•	[ * ] or its Affiliates

•	Any company engaged in the sale or commercial distribution of the following, on any platform (including, without limitation, personal computers), separately from video games; video game engines or middleware used for the development of video games, where such engine or middleware has the majority of the functionality of the Licensed Technology

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.